Exhibit (d)(2)
July 24, 2006

To:	Hercules Holding II, LLC

Re:	HCA Inc.
Gentlemen:
     Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), by and among Hercules Holding II, LLC, a Delaware limited liability company (“Parent”), Hercules Acquisition Corporation, a Delaware corporation (“Merger Sub”) and HCA Inc., a Delaware corporation (the “Company”), pursuant to which Merger Sub, or a permitted assignee of Merger Sub, will be merged into the Company (the “Merger”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement. The undersigned and the parties to the Equity Financing Commitments are collectively referred to herein as the “Investors”. This letter is being delivered to Parent in connection with the execution of the Merger Agreement by Parent, Merger Sub and the Company.
     This letter confirms the commitment of the undersigned, subject to the conditions set forth herein, to transfer, contribute and deliver to Parent 15,686,275 Shares in the aggregate (the “Rollover Contribution Shares”) immediately prior to the Effective Time in exchange for a pro rata (in kind and amount) share of the equity of Parent based on the value of the aggregate equity commitments of all of the Investors and assuming that the value of each Rollover Contribution Share is equal to the Merger Consideration (such share of the equity of Parent, the “Subject Equity Securities”), provided that the undersigned shall not, under any circumstances, be obligated to contribute to Parent a number of Shares in excess of the Rollover Contribution Shares. The undersigned’s obligation to transfer, contribute and deliver the Rollover Contribution Shares to Parent is subject to the satisfaction or waiver by Parent (in the manner agreed by the Investors) of the conditions precedent to Parent’s and Merger Sub’s obligation to effect the Closing and the terms of this letter, and will occur contemporaneous with the Closing and immediately prior to the Effective Time and the simultaneous issuance to the undersigned of the Subject Equity Securities. The number of Shares to be contributed to Parent under this Agreement will be reduced in the manner agreed by the Investors in the event Parent does not require all of the equity with respect to which the Investors have made commitments.
     The undersigned’s obligation to transfer, contribute and deliver the Rollover Contribution Shares will terminate automatically and immediately upon the earliest to occur of (a) termination of the Merger Agreement, (b) if the Requisite Investors (as defined herein) agree to terminate this letter and the corresponding letters delivered by each of the Investors, and (c) the Company or any of its Affiliates asserts in any litigation or other proceeding any claim under any limited guarantee of even date herewith of any Investor (each, a “Limited Guarantee”) or otherwise against any Investor or any Affiliate thereof in connection with the Merger Agreement or any of the transactions contemplated hereby or thereby (other than any claim relating to a breach or seeking to prevent a breach of a Confidentiality Agreement between the Company and any Investor or any Affiliate thereof).

     The undersigned’s obligation to transfer, contribute and deliver the Rollover Contribution Shares may not be assigned, except as permitted in this paragraph. The undersigned may assign all or a portion of its obligations to transfer, contribute and deliver the Rollover Contribution Shares to its Affiliates or any heir, legatees, beneficiaries and or/devisees of any individual who is an Affiliate of the undersigned; provided, however that, except to the extent otherwise agreed to by Parent, any such assignment shall not relieve the undersigned of its obligations under this letter.
     This letter shall be binding solely on, and inure solely to the benefit of, the undersigned and Parent and their respective successors and permitted assigns, and nothing set forth in this letter shall be construed to confer upon or give to any person other than the undersigned and Parent and their respective successors and permitted assigns any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the obligation to transfer, contribute and deliver the Rollover Contribution Shares or any provisions of this letter.
     Notwithstanding anything that may be expressed or implied in this letter, Parent, by its acceptance of the benefits of this equity commitment, covenants, agrees and acknowledges that no person other than the undersigned and its successors and permitted assigns shall have any obligation hereunder and that, notwithstanding that the undersigned or its successors or permitted assigns may be a partnership or limited liability company, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of the undersigned or any of its successors or permitted assigns or any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager, stockholder, heir, legatee, beneficiary, devisee or estate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of the undersigned or any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager, stockholder, heir, legatee, beneficiary, devisee or estate of any of the foregoing, as such, for any obligations of the undersigned or any of its successors or permitted assigns under this letter or any documents or instrument delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligation or their creation. For purposes of this letter, “Affiliate” shall have the meaning ascribed thereto in the Merger Agreement but shall also include, with respect to the undersigned, any of (i)(A) Dr. Thomas F. Frist, Jr., (B) Mr. Thomas F. Frist III, (C) Mr. William Robert Frist or (D) Ms. Patricia Frist Elcan (such individuals identified in clauses (A)-(D), the “Family Investors”), (ii) any other Person that is controlled, directly or indirectly, by one or more of the Family Investors or (iii) any foundation or trust established directly or indirectly by or for any one or more of the Family Investors.
     This letter may only be enforced by Parent at the direction of the Requisite Investors in their sole discretion. Parent shall have no right to enforce this letter unless directed to do so by the Requisite Investors in their sole discretion. Parent’s creditors shall have no right to enforce this letter or to cause Parent to enforce this letter. “Requisite Investors” shall mean any combination of at least three of the following: (i) Frisco, Inc. and Frisco Partners, (ii) Bain Capital Fund IX, L.P., (iii) ML Global Private Equity Fund, L.P. and (iv) Kohlberg Kravis Roberts & Co. L.P. on behalf of affiliated investment funds.
     Concurrently with the execution and delivery of this letter, the undersigned is executing and delivering to the Company a Limited Guarantee related to Parent’s and Merger Sub’s obligations under the Merger Agreement. The Company’s remedies against the undersigned under the Limited Guarantee shall, and are intended to be, the sole and exclusive direct or indirect remedies available to the Company and its Affiliates against the undersigned and any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of the undersigned or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate, assignee, heir, legatee, beneficiary, devisee or estate of any of the foregoing in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement and the transactions contemplated thereby, including in the event Parent or Merger Sub breaches its obligations under the Merger Agreement, whether or not Parent’s or Merger Sub’s breach is caused by the undersigned’s breach of its obligations under this letter. Nothing in this letter, express or implied, is intended to or shall confer upon any person, other than Parent and the undersigned, any right, benefit or remedy of any nature whatsoever under or by reason of this letter.
     This letter may be executed in counterparts. This letter and any related dispute shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any state or federal court located in the Borough of Manhattan of The City of New York in the event any dispute arises out of this letter or any of the transactions contemplated by this letter, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this letter or any of the transactions contemplated by this letter in any court other than such courts sitting in the Borough of Manhattan of The City of New York.
     EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
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Very truly yours,

FRISCO, INC.

By:	/s/ Thomas F. Frist, Jr.
Name: Thomas F. Frist, Jr.
Title: Authorized Person

FRISCO PARTNERS

By:	/s/ Thomas F. Frist, Jr.
Name: Thomas F. Frist, Jr.
Title: Authorized Person

Accepted and Acknowledged as of the date first written above:

HERCULES HOLDING II, LLC

By:	/s/ Chris Gordon
Name: Chris Gordon
Title: President and Assistant Secretary
[Equity Rollover letter Signature Page]